Exhibit 99.1

Media	Investors
Stephen Hagey	Christopher Oltmann
(805) 530-5817	(818) 264-4907

PennyMac Financial Services, Inc. Reports

Third Quarter 2016 Results

Westlake Village, CA, November 3, 2016 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $122.3 million for the third quarter of 2016, on revenue of $291.4 million.  Net income attributable to PFSI common stockholders was  $23.7 million, or $1.06 per diluted share.  Book value per share increased to $14.41, up from $13.28 at June 30, 2016.

Third Quarter Highlights

•

Pretax income of $139.3 million, up 65 percent from the prior quarter and the highest level on record for PennyMac Financial, driven by continued momentum in correspondent and consumer direct production

•	Production segment pretax income of $149.8 million, up 43 percent from the prior quarter

o	Total loan production activity of $20.6 billion in unpaid principal balance (UPB), up 28 percent from the prior quarter

o

Record production volumes for both correspondent and consumer direct channels; $18.9 billion in UPB of correspondent production and $1.7 billion in UPB of consumer direct originations, up 30 percent and 12 percent from the prior quarter, respectively

•	Servicing segment pretax loss of $10.7 million, versus a pretax loss of $21.0 million in the prior quarter

o	Results included non-cash valuation losses on mortgage servicing rights (MSRs) of $39.0 million; gains from hedges and excess servicing spread (ESS) liability totaled $23.1 million

o	Servicing segment pretax income excluding fair value changes was $5.1 million, down 73 percent from the prior quarter[1]

o	Servicing portfolio reached $182.1 billion in UPB, up 6 percent from June 30, 2016

o	Completed the previously announced acquisition and transfer of approximately $1 billion in UPB of MSRs related to defaulted government loans from a large bank[2]

•	Investment Management segment pretax income of $0.2 million compared with pretax income of $0.7 million in the prior quarter

o

Net assets under management were approximately $1.6 billion, down modestly from June 30, 2016, driven by PennyMac Mortgage Investment Trust’s (PMT) repurchase of its common shares of beneficial interest

“PennyMac Financial’s continuing strong financial performance reflects our operational foundation and our ability to capture the significant opportunities in the U.S. mortgage market,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “We have once again achieved record quarterly earnings driven by record production volumes in each of PennyMac Financial’s correspondent and consumer direct channels.  We have been able to capitalize on the strong origination market and the unique ability of our platform to scale up quickly and efficiently to generate strong volumes amid continuing low interest rates.  PennyMac Financial’s leading position in mortgage banking and our best-in-class operating platform make us well-positioned to continue to capitalize on the opportunities we see.”

(1)  Excludes changes in the fair value of MSRs, the ESS liability, and gains/(losses) on hedging derivatives which were $(39.0) million, $4.1 million, and $19.0 million, respectively, in the third quarter.

(2)  Approximately $600 million in UPB acquired and transferred during the quarter and $400 million in UPB after quarter end.

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended September 30, 2016
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$166,506	$15,615	$182,121	$—	$364,242
Loan origination fees	34,621	—	34,621	—	34,621
Fulfillment fees from PMT	27,255	—	27,255	—	27,255
Net servicing fees	—	45,864	45,864	—	45,864
Management fees	—	—	—	5,521	5,521
Carried Interest from Investment Funds	—	—	—	107	107
Net interest income (expense):
Interest income	13,013	9,696	22,709	—	22,709
Interest expense	9,323	18,182	27,505	11	27,516
	3,690	(8,486)	(4,796)	(11)	(4,807)
Other	508	205	713	—	713
Total net revenue	232,580	53,198	285,778	5,617	291,395
Expenses	82,767	63,937	146,704	5,413	152,117
Income (loss) before provision for income taxes and non-segment activities	149,813	(10,739)	139,074	204	139,278
Non-segment activities (1)					—
Pre-tax income (loss)	$149,813	$(10,739)	$139,074	$204	$139,278

(1) Relates to parent Company interest expense eliminated in consolidation.

Production Segment

Production includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT, and consumer direct lending.

PennyMac Financial’s loan production activity totaled $20.6 billion in UPB, of which $13.3 billion in UPB was for its own account, and $7.3 billion was fee-based fulfillment activity for PMT.  Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer direct loans totaled $16.3 billion in UPB.

Production segment pretax income was $149.8 million, an increase of 43 percent from the second quarter.  Production revenue totaled $232.6 million, an increase of 37 percent from the second quarter, primarily resulting from a  44 percent quarter-over-quarter increase in net gains on mortgage loans held for sale, driven by strong margins and significant increases in production and lock volumes in both the correspondent and consumer direct channels.  Net gains on mortgage loans held for sale during the quarter included a $6.6 million benefit from a revision of previously recorded provision for representations and warranties due to a change in estimate.  PennyMac Financial’s production and lock volume increases reflect low mortgage rates during the quarter and strong consumer demand for mortgage loans; market share gains in the correspondent channel demonstrating the ability of the Company’s operating platform to effectively scale in response to the market opportunity; and investments in increased loan fulfillment capacity for the consumer direct channel.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	September 30,	June 30,	September 30,
	2016	2016	2015
	(in thousands)
Receipt of MSRs in loan sale transactions	$143,960	$132,472	$153,338
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,690)	(1,915)	(3,098)
Provision for representations and warranties, net	5,796	(2,286)	(2,292)
Cash investment (1)	26,855	(56,763)	(85,426)
Fair value changes of pipeline, inventory and hedges	7,200	58,695	20,124
Net gains on mortgage loans held for sale	$182,121	$130,203	$82,646

Net gains on mortgage loans held for sale by segment:
Production	$166,506	$115,894	$81,005
Servicing	$15,615	$14,309	$1,641

(1) Net of cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business.   These services include, but are not

limited to:  marketing; relationship management; the approval of correspondent sellers and the ongoing monitoring of their performance; reviewing loan data, documentation and appraisals to assess loan quality and risk; pricing; hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $27.3 million in the third quarter, up 43 percent from $19.1 million in the second quarter.   Fulfillment fee revenue was driven by a 40 percent quarter-over-quarter increase in conventional conforming loan acquisitions.   The average fulfillment fee rate during the third quarter was 38 basis points, up slightly from 37 basis points in the second quarter.

Production segment expenses were $82.8 million, a 27 percent increase from the second quarter, driven by higher direct expenses related to increased production volumes and incentive compensation resulting from the Company’s overall financial results.

Servicing Segment

Servicing includes income from owned MSRs, in addition to subservicing and special servicing activities.  The Servicing segment posted a  pretax loss of $10.7 million in the third quarter compared to a  pretax loss of $21.0 million in the second quarter.  Servicing segment revenues in the third quarter totaled $53.2 million, a 66 percent increase from the second quarter,  primarily due to a 73 percent increase in net loan servicing fees.

Net loan servicing fees totaled $45.9 million for the third quarter and included $122.6 million in servicing fees reduced by $60.8 million of amortization and realization of MSR cash flows.   Net loan servicing fees also included $39.0 million of fair value losses and impairment provisioning related to MSRs, driven by increased discount rates on Ginnie Mae MSRs reflecting reduced bank participation and higher capital costs for other market participants.  In addition, net loan servicing fees included $19.0 million in hedging gains and $4.1 million in gains due to the change in fair value of the ESS liability.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	September 30,	June 30,	September 30,
	2016	2016	2015
	(in thousands)
Servicing fees (1)	$122,587	$120,738	$106,052
Effect of MSRs:
Amortization and realization of cash flows	(60,847)	(54,126)	(41,594)
Change in fair value and (provision for) impairment of MSRs carried at lower of amortized cost or fair value	(39,009)	(122,433)	(47,926)
Change in fair value of excess servicing spread financing	4,107	17,428	10,271
Hedging gains	19,026	64,948	30,455
Total amortization, impairment and change in fair value of MSRs	(76,723)	(94,183)	(48,794)
Net loan servicing fees	$45,864	$26,555	$57,258

(1) Includes contractually-specified servicing fees

Servicing segment revenue also included $15.6 million in net gains on mortgage loans held for sale in the third quarter resulting from the securitization of reperforming government-insured loans, versus $14.3 million in the second quarter.  These loans were previously purchased out of Ginnie Mae securitizations and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.

Servicing segment expenses totaled $63.9 million, a 20 percent increase from the second quarter,  primarily due to higher expenses from early buyout transactions which are expected to be offset by benefits in future periods.

The total servicing portfolio reached $182.1 billion in UPB at September 30, 2016, an increase of 6 percent from the prior quarter end.  Of the total servicing portfolio, prime servicing was $179.2 billion in UPB and special servicing was $2.9 billion in UPB.   PennyMac Financial subservices and conducts special servicing for $56.1 billion in UPB, an increase of 8 percent from June 30, 2016,  primarily due to new correspondent conventional loan acquisitions by PMT.  PennyMac Financial’s MSR portfolio grew to $121.3 billion in UPB, an increase of 4 percent over the prior quarter, resulting from the acquisition of government-insured mortgage loans in its correspondent channel and production activities in its consumer direct origination channel.

The table below details PennyMac Financial’s servicing portfolio UPB:

	September 30,	June 30,	September 30,
	2016	2016	2015
	(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$78,732,061	$71,436,178	$54,259,297
Acquisitions	42,580,927	45,600,625	52,717,209
	121,312,988	117,036,803	106,976,506
Mortgage servicing liabilities	1,717,859	751,193	957,113
Mortgage loans held for sale	2,945,465	1,971,903	1,602,692
	125,976,312	119,759,899	109,536,311
Subserviced for Advised Entities	53,247,024	48,894,531	41,303,357
Total prime servicing	179,223,336	168,654,430	150,839,668
Special servicing:
Subserviced for Advised Entities	2,853,307	3,064,105	3,990,744
Total special servicing	2,853,307	3,064,105	3,990,744
Total loans serviced	$182,076,643	$171,718,535	$154,830,412

Mortgage loans serviced:
Owned
Mortgage servicing rights	$121,312,988	$117,036,803	$106,976,506
Mortgage servicing liabilities	1,717,859	751,193	957,113
Mortgage loans held for sale	2,945,465	1,971,903	1,602,692
	125,976,312	119,759,899	109,536,311
Subserviced	56,100,331	51,958,636	45,294,101
Total mortgage loans serviced	$182,076,643	$171,718,535	$154,830,412

Investment Management Segment

PennyMac Financial manages PMT and two private Investment Funds for which it earns base management fees and may earn incentive compensation.  Net assets under management were approximately $1.6 billion as of September 30,  2016, down less than 1 percent from June 30, 2016, primarily driven by PMT’s repurchases of its common shares.

Pretax income for the Investment Management segment was $0.2 million compared with pretax income of $0.7 million in the second quarter.  Management fees, which include base management fees from PMT and the private Investment Funds,  as well as any earned incentive fees from PMT,  decreased 4 percent from the prior quarter, primarily due to the reduction in net assets under management.  Carried interest from the private Investment Funds decreased to $107,000,  compared with  $244,000 in the second quarter,  resulting from reduced performance of the private Investment Funds.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	September 30,	June 30,	September 30,
	2016	2016	2015
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,025	$5,199	$5,742
Performance incentive	—	—	—
	5,025	5,199	5,742
Investment Funds	496	531	714
Total management fees	5,521	5,730	6,456
Carried Interest	107	244	1,483
Total management fees and Carried Interest	$5,628	$5,974	$7,939

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,354,918	$1,360,826	$1,513,505
Investment Funds	201,802	201,490	238,349
	$1,556,720	$1,562,316	$1,751,854

Investment Management segment expenses totaled $5.4 million, a 2 percent increase from the second quarter.

Consolidated Expenses

Total expenses for the third quarter were $152.1 million, a 23 percent increase from the second quarter.  The increase in total expenses was largely due to an increase in compensation expenses driven by higher incentive compensation and an increase in servicing expenses related to higher early buyout volumes of defaulted government loans.

Mr. Kurland concluded, “PennyMac Financial’s outstanding financial performance and leadership in the mortgage markets reflect the strong organization and unique platform we have built.  We expect interest rates to begin to rise incrementally from historically low rates, and current industry estimates point to the likelihood of a somewhat smaller U.S. mortgage market next year from lower refinance activity.  Nonetheless, we expect the demand for home purchases to remain strong and continued opportunities for us in the mortgage market.  We are confident that further investments in our operational systems and financial capacity will support the ongoing growth of our business.  At the same time, we expect our servicing assets to generate higher returns as interest rates rise.  Taken together, we believe our platform, focus on risk management, and compliance and governance culture will help ensure the long-term success of PennyMac Financial.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Thursday,  November 3,  2016.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau  and its enforcement of these regulations; our dependence on U.S. government‑sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights  and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT)  as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third‑party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees;  the extensive amount of regulation applicable to our investment management segment;  conflicts of interest in allocating our services and investment opportunities among us and our advised entities;  the effect of public opinion on our reputation;  our recent growth;  our ability to effectively identify, manage, monitor and mitigate financial risks;  our initiation of new business activities or expansion of existing business activities;  our ability to detect misconduct and fraud; and  our ability to mitigate cybersecurity risks and cyber incidents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	June 30,	September 30,
	2016	2016	2015
	(in thousands, except share amounts)
ASSETS
Cash	$94,727	$143,715	$47,415
Short-term investments at fair value	58,749	41,063	24,766
Mortgage loans held for sale at fair value	3,127,377	2,097,138	1,696,980
Derivative assets	135,777	124,542	53,569
Servicing advances, net	306,150	296,581	252,172
Carried Interest due from Investment Funds	70,870	70,763	70,196
Investment in PennyMac Mortgage Investment Trust at fair value	1,169	1,217	1,160
Mortgage servicing rights	1,337,674	1,290,928	1,307,392
Real estate acquired in settlement of loans	1,996	1,394	—
Furniture, fixtures, equipment and building improvements, net	29,121	27,851	14,107
Note receivable from PennyMac Mortgage Investment Trust	150,000	150,000	150,000
Receivable from Investment Funds	1,596	1,288	1,542
Receivable from PennyMac Mortgage Investment Trust	14,747	22,054	17,220
Capitalized software, net	8,361	6,209	2,035
Deferred tax asset	—	4,878	25,878
Loans eligible for repurchase	197,819	286,048	97,455
Other	60,061	50,651	53,435
Total assets	$5,596,194	$4,616,320	$3,815,322

LIABILITIES
Assets sold under agreements to repurchase	$2,491,366	$1,591,798	$1,286,411
Mortgage loan participation and sale agreements	782,913	737,176	247,410
Notes payable	110,619	114,235	406,990
Obligations under capital lease	20,700	22,886	—
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	280,367	294,551	418,573
Derivative liabilities	4,426	3,734	4,632
Mortgage servicing liabilities at fair value	13,045	4,681	10,724
Accounts payable and accrued expenses	106,684	102,310	85,530
Payable to Investment Funds	27,265	28,209	30,211
Payable to PennyMac Mortgage Investment Trust	165,264	160,712	147,326
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	75,434	74,850	72,275
Income taxes payable	11,415	—	—
Liability for loans eligible for repurchase	197,819	286,048	97,455
Liability for losses under representations and warranties	18,473	24,277	18,478
Total liabilities	4,305,790	3,445,467	2,826,015

STOCKHOLDERS' EQUITY
Class A common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 22,274,145, 22,189,337 and 21,842,868 shares, respectively	2	2	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 49, 49 and 51 shares, respectively	—	—	—
Additional paid-in capital	179,134	176,742	169,297
Retained earnings	141,805	118,120	85,699
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	320,941	294,864	254,998
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	969,463	875,989	734,309
Total stockholders' equity	1,290,404	1,170,853	989,307
Total liabilities and stockholders’ equity	$5,596,194	$4,616,320	$3,815,322

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	September 30,	June 30,	September 30,
	2016	2016	2015
	(in thousands, except earnings per share)
Revenue
Net gains on mortgage loans held for sale at fair value	$182,121	$130,203	$82,646
Mortgage loan origination fees	34,621	28,907	29,448
Fulfillment fees from PennyMac Mortgage Investment Trust	27,255	19,111	17,553
Net mortgage loan servicing fees:
Loan servicing fees
From non-affiliates	98,865	92,770	83,424
From PennyMac Mortgage Investment Trust	11,039	16,427	11,736
From Investment Funds	770	723	796
Ancillary and other fees	11,913	10,818	10,096
	122,587	120,738	106,052
Amortization, impairment and change in estimated fair value of mortgage servicing rights and excess servicing spread	(76,723)	(94,183)	(48,794)
Net mortgage loan servicing fees	45,864	26,555	57,258
Management fees:
From PennyMac Mortgage Investment Trust	5,025	5,199	5,742
From Investment Funds	496	531	714
	5,521	5,730	6,456
Carried Interest from Investment Funds	107	244	1,483
Net interest expense:
Interest income	22,709	20,554	15,053
Interest expense	27,516	25,466	20,944
	(4,807)	(4,912)	(5,891)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(13)	229	(158)
Results of real estate acquired in settlement of loans	42	393	—
Other	684	1,346	410
Total net revenue	291,395	207,806	189,205
Expenses
Compensation	96,132	83,147	74,129
Servicing	22,177	13,430	16,770
Technology	9,733	7,733	6,676
Loan origination	6,471	4,910	4,314
Professional services	4,631	4,559	3,803
Other	12,973	9,769	9,590
Total expenses	152,117	123,548	115,282
Income before provision for income taxes	139,278	84,258	73,923
Provision for income taxes	16,976	9,963	8,575
Net income	122,302	74,295	65,348
Less: Net income attributable to noncontrolling interest	98,617	59,820	52,668
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$23,685	$14,475	$12,680

Earnings per share
Basic	$1.07	$0.66	$0.58
Diluted	$1.06	$0.65	$0.58
Weighted-average common shares outstanding
Basic	22,217	22,078	21,810
Diluted	76,355	76,280	76,138

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